Exhibit 3.1(a)

DEAN HELLER
Secretary of State                                FILED # C621-04
204 North Carson Street                           January 13, 2004
Carson City, Nevada 89701-4299                    IN THE OFFICE OF
(775) 684 5708                                    /s/ Dean Heller
Website: secretaryofstate.biz                     DEAN HELLER SECRETARY OF STATE


                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)


1.   Name of Corporation: American Metal Technology Group
2. Resident Agent Name and Street Address: GKL Resident Agent / Filings, Inc. 1000 East William Street., Suite 204, Carson, Nevada 98701
3.   Shares: Number of shares with par value 10,000; Par value: $0.001; Number
     of shares without par value:    (left blank)
4.   Name & Address of Board of Director/Trustees: 1. Name: Chen Gao; Street
     Address: 600 Wilshire Blvd., Suite 1253, Los Angeles, CA 90017.
5.   Purposes: The purpose of this Corporation shall be (left blank)
6.   Name, Address and Signature of Incorporator: Name: Chen Gao; /s/ Chen Gao
     Address: 600 Wilshire Blvd., Suite 1253, Los Angeles, CA 90017.
7.   Certificate of Acceptance of Appointment of Resident Agent:
     I hereby accept appointment as Resident Agent to the above named corporation. Authorized signature of R.A or On Behalf of R.A. Company /s/ Gregory K Lee Date: 1/13/04